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                                          EXHIBIT 10.9


                               Sun Company, Inc.

                   Retainer Stock Plan for Outside Directors
                (As Amended and Restated Effective May 5, 1994)


                                   ARTICLE I
                                    Purpose


       The purpose of the Sun Company, Inc. Retainer Stock Plan for Outside Directors (the "Plan") is to provide ownership of the Company's Common Stock to Outside Directors of the Sun Company, Inc. Board of Directors by paying, in shares of Common Stock, a portion of the retainer fee paid to each Outside Director, and thereby improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company; provide competitive remuneration for Board service; enhance the breadth of Outside Director remuneration; and strengthen the commonality of interest between directors and shareholders.



                                  ARTICLE II
                                Effective Date


       This Plan shall become effective upon its approval by the shareholders of the Company. This Plan shall be submitted to the shareholders for their approval at the Annual Meeting to be held in 1990.
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                                  ARTICLE III
                                  Definitions

     In this Plan, the following definitions apply:

     (1) "Annual Meeting" means the Annual Meeting of Shareholders of Sun Company, Inc.

     (2) "Award" means the annual award of an equal number of shares of Common Stock to each Outside Director under this Plan.

     (3)  "Board" means the Board of Directors of Sun Company, Inc.

     (4) "Chairman" shall mean the Chairman of the Board of Directors of Sun Company, Inc.

     (5)  "Common Stock" means Sun Company, Inc. common stock.

     (6)  "Company" means Sun Company, Inc., a Pennsylvania corporation.

     (7) "Outside Director" means any member of the Company's Board of Directors who is not also a principal officer of the Company.

     (8) "Participant" means each Outside Director to whom an award of Common Stock is granted under this Plan upon his or her election or reelection to the Board.

     (9) "Plan" means this Sun Company, Inc. Retainer Stock Plan for Outside Directors, as it may be amended from time to time.

     (10) "Restricted" means stock may not be sold or transferred for a period of two years from the date of issuance.
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                                  ARTICLE IV
                                Administration


     (1) The Board shall administer this Plan. The Chairman shall have responsibility to conclusively interpret the provisions of this Plan and decide all questions of fact arising in its application and such determinations shall be final and binding on the Company and the Outside Director.

     (2) Determinations made with respect to any individual under this Plan shall be made without the participation of such individual.

     (3) This Plan and all action taken under it shall be governed, as to construction and administration, by the laws of the Commonwealth of Pennsylvania.



                                   ARTICLE V
                            Eligibility and Awards


     (1) ELIGIBILITY.  Each Outside Director shall participate in this Plan.

     (2) GRANT OF AWARDS. Commencing with the Annual Meeting in 1990, each Participant shall be granted an Award of two hundred (200) shares of Common Stock. Commencing with the Annual Meeting in 1992, each Participant shall be granted an Award of a number of shares of Common Stock (rounded up to the nearest five whole shares), the market value of which shall equal fifty percent (50%) of the Board retainer fee then in effect. Commencing with the Annual Meeting in 1994, each Participant shall be granted an Award of a number
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         of shares of Common Stock (rounded up to the nearest five whole shares), the market value of which shall equal seventy percent (70%) of the Board retainer fee then in effect. For purposes of determining such market value, the closing price of Common Stock on the New York Stock Exchange on the fifth business day prior to the applicable Annual Meeting shall be used.

     (3)  AWARD LIMITATIONS.

          (a) Notwithstanding the above subsection, the number of shares of Common Stock to be awarded to each Participant shall be limited to an amount the fair market value of which shall not exceed $40,000, as determined by the closing price of Common Stock on the New York Stock Exchange on the day prior to such Participant's election or reelection.

          (b) The maximum number of shares of Common Stock which may be issued under this Plan shall be two hundred and fifty thousand shares (250,000), subject to adjustments pursuant to ARTICLE VII.

          (c) Subject to applicable rules and regulations of the Securities and Exchange Commission, shares of Common Stock issued hereunder shall be freely transferable and non-forfeitable prior to May 6, 1993. Thereafter, stock is restricted and may not be sold or transferred for a period of two years from the date of issuance.

     (4) PRO RATION OF CERTAIN AWARDS. In the event that any Outside Director is elected by the Board to fill a vacancy between Annual Meetings, such Outside Director shall participate in this Plan and he or she shall receive a number of shares representing a pro rata portion of the number of shares of Common Stock awarded to the Participants as of the Annual Meeting which immediately preceded the election of such Outside Director; however, in no event shall the fair market value of such shares exceed $40,000 as determined pursuant to subparagraph
          (3)(a).
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     (5)  ISSUANCE OF COMMON STOCK. As soon as practicable after the applicable
          Annual Meeting or the date an Outside Director is otherwise elected as described above, the Company shall cause to be issued and delivered to each Outside Director a stock certificate, registered in the name of such Outside Director, evidencing the award of Common Stock pursuant to this Plan. Outside Directors shall not be deemed for any purpose to be or have any rights as shareholders of the Company with respect to any shares of Common Stock awarded under this Plan, except as and when certificates therefor are issued. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of such stock certificate.

     (6) DISCONTINUATION. The Board may at any time discontinue granting Awards under this Plan.

     (7) DEFERRAL OF AWARD. Notwithstanding the provisions of subsection (5) above, if a Participant so desires, awards of shares of Common Stock granted hereunder may be deferred in the form of Share Units pursuant to the Sun Company, Inc. Directors' Deferred Compensation Plan ("Deferred Plan"). Such deferral shall be subject to the provisions of the Deferred Plan except that the following terms shall supersede the terms of the Deferred Plan:

          (a) The deferral of shares of Common Stock under this Plan as Share Units under the Deferred Plan shall be pursuant to a one-time irrevocable election by a Participant.

          (b) The irrevocable election shall apply to all shares of Common Stock granted subsequent to such election.

          (c) The method of payment or distribution of deferred amounts must be irrevocably specified in a notice delivered to the Compensation Committee. The method of payment or distribution may be changed with respect to future awards of shares of Common Stock by filing notice of such change with the Compensation Committee. Any such change shall apply only to shares of Common Stock awarded on or after the first day of the quarter following the calendar quarter in which the notice is received by the Compensation Committee. Such notice shall continue, and be effective, until revoked.
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                                  ARTICLE VI
                       Regulatory Compliance and Listing

       The issuance or delivery of any shares of Common Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.


                                  ARTICLE VII
                                  Adjustments


       In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, reorganization, recapitalization, merger, consolidation, split-up, combination, exchange of shares of Common Stock or the like, the Board may appropriately adjust the number of shares of Common Stock which may be issued under this Plan.


                                 ARTICLE VIII
                             Amendment of the Plan


     (1) The Board may, without further action by the shareholders and without further consideration to the Company, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

     (2) The Board may, from time to time, amend this Plan or any provisions thereof without further action by the shareholders except that no amendment may:

          (a) change the provisions of ARTICLE V, subsection (2), more than once in any six month period, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder;
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          (b) increase Awards (i) retroactively, (ii) more than once in any calendar year, or (iii) to an amount greater than $40,000 per year as determined pursuant to this Plan;

          (c) change the eligibility for Awards or otherwise materially modify the terms of this Plan; or

          (d) affect an Outside Director's rights under any Award made under this Plan prior to such amendment without such Outside Director's consent.